Exhibit 99.1

        Bank of the Ozarks, Inc. Announces Second Quarter 2007 Earnings

     LITTLE ROCK, Ark.--(BUSINESS WIRE)--July 12, 2007--Bank of the Ozarks, Inc. (NASDAQ: OZRK) today announced that net income for the quarter ended June 30, 2007 was $8,086,000, a 2.0% increase over net income of $7,931,000 for the second quarter of 2006. Diluted earnings per share were $0.48 for the second quarter of 2007 compared to $0.47 for the second quarter of 2006, an increase of 2.1%.

     For the six months ended June 30, 2007, net income totaled $15,607,000, a 4.4% decrease from net income of $16,328,000 for the first six months of 2006. Diluted earnings per share for the first six months of 2007 were $0.93, compared to $0.97 for the first six months of 2006, a decrease of 4.1%.

     The Company's annualized returns on average assets and average stockholders' equity for the second quarter of 2007 were 1.27% and 17.82%, respectively, compared to 1.37% and 21.13% for the second quarter of 2006. Annualized returns on average assets and average stockholders' equity for the six months ended June 30, 2007 were 1.23% and 17.47%, respectively, compared with 1.46% and 21.72% for the six months ended June 30, 2006.

     Loans and leases were $1.76 billion at June 30, 2007 compared to $1.55 billion at June 30, 2006, an increase of 13.0%. Deposits were $2.16 billion at June 30, 2007 compared to $1.82 billion at June 30, 2006, an increase of 18.5%. Total assets were $2.58 billion at June 30, 2007, a 6.6% increase from $2.42 billion at June 30, 2006.

     Stockholders' equity increased 19.0% to $178 million at June 30, 2007 compared to $150 million at June 30, 2006. Book value per share increased 18.7% to $10.62 at June 30, 2007 compared to $8.95 at June 30, 2006. Changes in stockholders' equity and book value per share reflect earnings, dividends paid, stock option transactions and changes in unrealized gains and losses on investment securities available for sale.

     The Company's ratio of common equity to assets was 6.90% as of June 30, 2007 compared to 6.18% as of June 30, 2006, and its ratio of tangible common equity to tangible assets was 6.68% as of June 30, 2007 compared to 5.94% as of June 30, 2006.

     In commenting on these results, George Gleason, Chairman and Chief Executive Officer, stated, "We are pleased to report our second quarter results, which, for the second consecutive quarter, include record net interest income, record income from service charges on deposit accounts and quarter-to-quarter improvement in our net interest margin. We also achieved our best mortgage lending income in seven quarters and our second best quarter of trust income ever. While non-interest expense for the quarter just ended increased compared to the second quarter of 2006, the rate of increase was less than our year-over-year rate of increase of non-interest expense during any of the preceding five quarters. These results reflect good progress in achieving our dual goals of accelerating our rate of revenue growth and decelerating our rate of overhead growth in 2007. Maintaining good asset quality is another of our key goals for 2007, and accordingly we are very pleased to report our favorable second quarter asset quality results."

     NET INTEREST INCOME

     Net interest income for the second quarter of 2007 increased 7.3% to a record $19,291,000 compared to $17,985,000 for 2006. Net interest margin, on a fully taxable equivalent ("FTE") basis, was 3.46% in the second quarter of 2007, a decrease of 15 basis points from 3.61% in the second quarter of 2006. Compared to the first quarter of 2007, second quarter 2007 net interest margin (FTE) improved 11 basis points.

     Net interest income for the six months ended June 30, 2007 increased 6.0% to $37,540,000 compared to $35,423,000 for the six months ended June 30, 2006. The Company's net interest margin (FTE) for the first half of 2007 was 3.41%, a decrease of 31 basis points from 3.72% in the first half of 2006.

     Mr. Gleason stated, "The relatively flat to slightly inverted yield curve between short-term and long-term interest rates and intense competition continued to provide a challenging interest margin environment during the quarter just ended. Despite these conditions, our growth in loans and leases and the quarter-to-quarter improvement in our net interest margin allowed us to achieve our second consecutive quarter of record net interest income. Our goals for 2007 include improving net interest income each quarter by maintaining, or hopefully improving, our net interest margin and achieving good growth in earning assets, primarily loans and leases."

     NON-INTEREST INCOME

     Non-interest income for the second quarter of 2007 was $5,623,000 compared to $4,954,000 for the second quarter of 2006, a 13.5% increase. Non-interest income for the six months ended June 30, 2007 was $11,582,000 compared to $11,118,000 for the six months ended June 30, 2006, a 4.2% increase.

     Service charges on deposit accounts, the Company's largest source of non-interest income, were a record $3,107,000 in the second quarter of 2007, an increase of 20.1% compared to $2,587,000 in the second quarter of 2006. Service charges on deposit accounts increased 21.0% to $5,942,000 for the first half of 2007 compared with $4,909,000 for the first half of 2006.

     Mortgage lending income increased 4.9% to $817,000 in the second quarter of 2007 compared to $779,000 in the second quarter of 2006. Mortgage lending income was $1,548,000 in the first half of 2007, a 12.0% increase from $1,382,000 in the first half of 2006.

     Trust income increased 11.1% to $531,000 in the second quarter of 2007 compared to $478,000 in the second quarter of 2006. Trust income was $996,000 in the first half of 2007, a 9.3% increase from $911,000 in the first half of 2006.

     Sales of investment securities and other assets resulted in a net loss of $47,000 in the second quarter of 2007 compared to a $38,000 net gain in the second quarter of 2006. Net gains from sales of investment securities and other assets were $325,000 for the first half of 2007 compared to $1,871,000 for the first half of 2006.

     NON-INTEREST EXPENSE

     Non-interest expense for the second quarter of 2007 was $11,876,000 compared to $11,017,000 for the second quarter of 2006, an increase of 7.8%, but down slightly from $12,138,000 in the first quarter of 2007. The Company's efficiency ratio for the quarter ended June 30, 2007 was 46.1% compared to 45.8% for the second quarter of 2006.

     Non-interest expense for the first six months of 2007 was $24,014,000 compared with $22,177,000 for the first six months of 2006, an increase of 8.3%. The Company's efficiency ratio for the first six months of 2007 was 47.3% compared to 45.2% for the first six months of 2006.

     A number of factors contributed to the Company's growth in non-interest expense in the second quarter of 2007 compared to the second quarter of 2006. These factors include the ongoing costs of facilities and staff added as part of the Company's 2006 branching and corporate growth initiatives, costs from resumption of FDIC deposit insurance assessments and costs of the Company's ongoing growth and expansion efforts.

     The Company is continuing its growth and de novo branching strategy in 2007, although at a slower pace than in 2006. The Company opened a new banking office in Hot Springs, Arkansas during the quarter just ended, and, in the remainder of 2007, it plans to add two new Arkansas banking offices and replace a temporary banking office in Frisco, Texas with a new permanent facility. During the quarter just ended, the Company discontinued its plans to establish a new Oklahoma bank subsidiary and closed its Tulsa loan production office. This may delay the Company's plans to expand its North Carolina loan production office to a full-service banking operation.

     Opening new offices and replacing existing temporary offices with permanent facilities are subject to availability of suitable sites, designing, constructing, equipping and staffing such offices, obtaining regulatory and other approvals, and many other conditions and contingencies that the Company cannot accurately predict with certainty.

     ASSET QUALITY, CHARGE-OFFS AND ALLOWANCE

     Nonperforming loans and leases as a percent of total loans and leases were 0.23% as of June 30, 2007 compared to 0.18% as of June 30, 2006 and 0.25% as of March 31, 2007. Nonperforming assets as a percent of total assets were 0.26% as of June 30, 2007 compared to 0.13% as of June 30, 2006 and 0.27% as of March 31, 2007. The Company's ratio of loans and leases past due 30 days or more, including past due non-accrual loans and leases, to total loans and leases was 0.53% as of June 30, 2007 compared to 0.45% as of June 30, 2006 and 0.84% as of March 31, 2007.

     The Company's annualized net charge-off ratio for the second quarter of 2007 was 0.14% compared to 0.09% in the second quarter of 2006 and 0.16% for the first quarter of 2007. The Company's annualized net charge-off ratio was 0.15% for the first six months of 2007 compared to 0.09% for the first six months of 2006 and 0.12% for the full year of 2006.

     The Company's allowance for loan and lease losses was $18.7 million at June 30, 2007, or 1.07% of total loans and leases, compared to $17.3 million, or 1.12% of total loans and leases, at June 30, 2006. As of June 30, 2007, the Company's allowance for loan and lease losses equaled 466% of its total nonperforming loans and leases.

     CONFERENCE CALL

     Management will conduct a conference call to review announcements made in this press release at 10:00 a.m. CDT (11:00 a.m. EDT) on Friday, July 13, 2007. The call will be available live or in recorded version on the Company's website www.bankozarks.com under "Investor Relations" or interested parties calling from locations within the United States and Canada may call 1-800-990-4845 up to ten minutes prior to the beginning of the conference and ask for the Bank of the Ozarks conference call. A recorded playback of the entire call will be available on the Company's website or by telephone by calling 1-800-642-1687 in the United States and Canada or 706-645-9291 internationally. The passcode for this telephone playback is 4714174. The telephone playback will be available through July 31, 2007, and the website recording of the call will be available for 12 months.

     FORWARD LOOKING STATEMENTS

     This release contains forward looking statements regarding the Company's plans, expectations, goals and outlook for the future, including the Company's goals to accelerate its rate of revenue growth, decelerate its rate of overhead growth, and maintain good asset quality, and the Company's goals and expectations for improving net interest income, maintaining or improving net interest margin, growth in earning assets, growth in loans and leases, continuation of its growth and de novo branching strategy, plans to replace a temporary banking office with a new permanent facility and plans to add new banking offices.

     Actual results may differ materially from those projected in such forward looking statements due to, among other things, continued interest rate changes including changes in the shape of the yield curve, competitive factors, general economic conditions and their effects on the creditworthiness of borrowers, collateral values and the value of investment securities, the ability to attract new deposits and loans and leases, delays in identifying and acquiring satisfactory sites and opening new offices, delays in or inability to obtain required regulatory approvals, the ability to generate future revenue growth or to control future growth in non-interest expense, as well as other factors identified in this press release or in Management's Discussion and Analysis under the caption "Forward Looking Information" contained in the Company's 2006 Annual Report to Stockholders and the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

     GENERAL INFORMATION

     Bank of the Ozarks, Inc. trades on the NASDAQ Global Select Market under the symbol "OZRK". The Company owns a state-chartered subsidiary bank that conducts banking operations through 63 offices in 34 communities throughout northern, western and central Arkansas, five Texas banking offices, and loan production offices in Little Rock, Arkansas, and Charlotte, North Carolina. The Company may be contacted at (501) 978-2265 or P.O. Box 8811, Little Rock, Arkansas 72231-8811. The Company's website is: www.bankozarks.com.


                       Bank of the Ozarks, Inc.
                 Selected Consolidated Financial Data
           (Dollars in Thousands, Except Per Share Amounts)
                              Unaudited


                                              Quarters Ended
                                                 June 30,
                                     --------------------------------
                                        2007        2006     % Change
                                     ----------- ----------- --------
Income statement data:
------------------------------------
  Net interest income                $   19,291  $   17,985     7.3%
  Provision for loan and lease
   losses                                 1,250         500   150.0
  Non-interest income                     5,623       4,954    13.5
  Non-interest expense                   11,876      11,017     7.8
  Net income                              8,086       7,931     2.0

Common stock data:
------------------------------------
  Net income per share - diluted     $     0.48  $     0.47     2.1%
  Net income per share - basic             0.48        0.47     2.1
  Cash dividends per share                 0.10        0.10       -
  Book value per share                    10.62        8.95    18.7
  Diluted shares outstanding
   (thousands)                           16,834      16,808
  End of period shares outstanding
   (thousands)                           16,771      16,718

Balance sheet data at period end:
------------------------------------
  Total assets                       $2,580,545  $2,420,597     6.6%
  Total loans and leases              1,756,383   1,553,893    13.0
  Allowance for loan and lease
   losses                                18,747      17,332     8.2
  Total investment securities           575,433     655,631   (12.2)
  Goodwill                                5,243       5,243       -
  Other intangibles - net of
   amortization                             765       1,028   (25.6)
  Total deposits                      2,155,643   1,818,628    18.5
  Repurchase agreements with
   customers                             45,063      55,230   (18.4)
  Other borrowings                      120,807     342,027   (64.7)
  Subordinated debentures                64,950      44,331    46.5
  Stockholders' equity                  178,081     149,610    19.0
  Loan and lease to deposit ratio         81.48%      85.44%

Selected ratios:
------------------------------------
  Return on average assets(a)              1.27%       1.37%
  Return on average stockholders'
   equity(a)                              17.82       21.13
  Average equity to total average
   assets                                  7.10        6.47
  Net interest margin - FTE(a)             3.46        3.61
  Overhead ratio(a)                        1.86        1.90
  Efficiency ratio                        46.12       45.77
  Net charge-offs to average loans
   and leases(a)                           0.14        0.09
  Nonperforming loans and leases to
   total loans and leases                  0.23        0.18
  Nonperforming assets to total
   assets                                  0.26        0.13
  Allowance for loan and lease
   losses to total loans and leases        1.07        1.12

Other information:
------------------------------------
  Non-accrual loans and leases       $    4,022  $    2,784
  Accruing loans and leases - 90
   days past due                              -           -
  ORE and repossessions                   2,685         391

                                             Six Months Ended
                                                 June 30,
                                     --------------------------------
                                        2007        2006     % Change
                                     ----------- ----------- --------
Income statement data:
------------------------------------
  Net interest income                $   37,540  $   35,423     6.0%
  Provision for loan and lease
   losses                                 2,350       1,000   135.0
  Non-interest income                    11,582      11,118     4.2
  Non-interest expense                   24,014      22,177     8.3
  Net income                             15,607      16,328    (4.4)

Common stock data:
------------------------------------
  Net income per share - diluted     $     0.93  $     0.97    (4.1)%
  Net income per share - basic             0.93        0.98    (5.1)
  Cash dividends per share                 0.20        0.20       -
  Book value per share                    10.62        8.95    18.7
  Diluted shares outstanding
   (thousands)                           16,830      16,802
  End of period shares outstanding
   (thousands)                           16,771      16,718

Balance sheet data at period end:
------------------------------------
  Total assets                       $2,580,545  $2,420,597     6.6%
  Total loans and leases              1,756,383   1,553,893    13.0
  Allowance for loan and lease
   losses                                18,747      17,332     8.2
  Total investment securities           575,433     655,631   (12.2)
  Goodwill                                5,243       5,243       -
  Other intangibles - net of
   amortization                             765       1,028   (25.6)
  Total deposits                      2,155,643   1,818,628    18.5
  Repurchase agreements with
   customers                             45,063      55,230   (18.4)
  Other borrowings                      120,807     342,027   (64.7)
  Subordinated debentures                64,950      44,331    46.5
  Stockholders' equity                  178,081     149,610    19.0
  Loan and lease to deposit ratio         81.48%      85.44%

Selected ratios:
------------------------------------
  Return on average assets(a)              1.23%       1.46%
  Return on average stockholders'
   equity(a)                              17.47       21.72
  Average equity to total average
   assets                                  7.06        6.74
  Net interest margin - FTE(a)             3.41        3.72
  Overhead ratio(a)                        1.90        1.99
  Efficiency ratio                        47.26       45.23
  Net charge-offs to average loans
   and leases(a)                           0.15        0.09
  Nonperforming loans and leases to
   total loans and leases                  0.23        0.18
  Nonperforming assets to total
   assets                                  0.26        0.13
  Allowance for loan and lease
   losses to total loans and leases        1.07        1.12

Other information:
------------------------------------
  Non-accrual loans and leases       $    4,022  $    2,784
  Accruing loans and leases - 90
   days past due                              -           -
  ORE and repossessions                   2,685         391


(a) Ratios for interim periods annualized based on actual days


                       Bank of the Ozarks, Inc.
                Supplemental Quarterly Financial Data
           (Dollars in Thousands, Except Per Share Amounts)
                              Unaudited


                               9/30/05  12/31/05   3/31/06   6/30/06
                              --------- --------- --------- ---------
Earnings Summary:
-----------------------------
  Net interest income         $ 17,460  $ 17,845  $ 17,438  $ 17,985
  Federal tax (FTE)
   adjustment                    1,247     1,357     1,357     1,130
                              --------- --------- --------- ---------
  Net interest income (FTE)     18,707    19,202    18,795    19,115
  Provision for loan and
   lease losses                   (800)     (500)     (500)     (500)
  Non-interest income            5,164     4,804     6,164     4,954
  Non-interest expense         (10,270)  (10,306)  (11,160)  (11,017)
                              --------- --------- --------- ---------
  Pretax income (FTE)           12,801    13,200    13,299    12,552
  FTE adjustment                (1,247)   (1,357)   (1,357)   (1,130)
  Provision for income taxes    (3,483)   (3,460)   (3,545)   (3,491)
                              --------- --------- --------- ---------
  Net income                  $  8,071  $  8,383  $  8,397  $  7,931
                              ========= ========= ========= =========

  Earnings per share -
   diluted                    $   0.48  $   0.50  $   0.50  $   0.47

Non-interest Income:
-----------------------------
  Service charges on deposit
   accounts                   $  2,570  $  2,537  $  2,322  $  2,587
  Mortgage lending income          888       763       603       779
  Trust income                     448       442       433       478
  Bank owned life insurance
   income                          465       446       443       455
  Gains on sales of
   investment securities           211         3     1,831        27
  Gains (losses) on sales of
   other assets                     33        68         2        11
  Other                            549       545       530       617
                              --------- --------- --------- ---------
  Total non-interest income   $  5,164  $  4,804  $  6,164  $  4,954

Non-interest Expense:
-----------------------------
  Salaries and employee
   benefits                   $  6,221  $  5,945  $  6,584  $  6,569
  Net occupancy expense          1,632     1,673     1,660     1,738
  Other operating expenses       2,351     2,622     2,850     2,644
  Amortization of intangibles       66        66        66        66
                              --------- --------- --------- ---------
  Total non-interest expense  $ 10,270  $ 10,306  $ 11,160  $ 11,017

Allowance for Loan and Lease
 Losses:
-----------------------------
  Balance at beginning of
   period                     $ 16,745  $ 16,915  $ 17,007  $ 17,175
  Net charge-offs                 (630)     (408)     (332)     (343)
  Provision for loan and
   lease losses                    800       500       500       500
                              --------- --------- --------- ---------
  Balance at end of period    $ 16,915  $ 17,007  $ 17,175  $ 17,332

Selected Ratios:
-----------------------------
  Net interest margin -
   FTE(a)                         4.19%     4.02%     3.84%     3.61%
  Overhead ratio(a)               2.10      1.97      2.08      1.90
  Efficiency ratio               43.02     42.93     44.71     45.77
  Net charge-offs to average
   loans and leases(a)            0.20      0.12      0.10      0.09
  Nonperforming loans and
   leases/total loans and
   leases                         0.18      0.25      0.24      0.18
  Nonperforming assets/total
   assets                         0.13      0.18      0.17      0.13
  Loans and leases past due
   30 days or more, including
   past due non-accrual loans
   and leases, to total loans
   and leases                     0.38      0.39      0.63      0.45

                               9/30/06  12/31/06   3/31/07   6/30/07
                              --------- --------- --------- ---------
Earnings Summary:
-----------------------------
  Net interest income         $ 17,774  $ 17,523  $ 18,249  $ 19,291
  Federal tax (FTE)
   adjustment                    1,196       912       848       838
                              --------- --------- --------- ---------
  Net interest income (FTE)     18,970    18,435    19,097    20,129
  Provision for loan and
   lease losses                   (550)     (900)   (1,100)   (1,250)
  Non-interest income            5,680     6,434     5,959     5,623
  Non-interest expense         (11,707)  (12,506)  (12,138)  (11,876)
                              --------- --------- --------- ---------
  Pretax income (FTE)           12,393    11,463    11,818    12,626
  FTE adjustment                (1,196)     (912)     (848)     (838)
  Provision for income taxes    (3,187)   (3,196)   (3,449)   (3,702)
                              --------- --------- --------- ---------
  Net income                  $  8,010  $  7,355  $  7,521  $  8,086
                              ========= ========= ========= =========

  Earnings per share -
   diluted                    $   0.48  $   0.44  $   0.45  $   0.48

Non-interest Income:
-----------------------------
  Service charges on deposit
   accounts                   $  2,540  $  2,768  $  2,834  $  3,107
  Mortgage lending income          792       744       731       817
  Trust income                     486       550       465       531
  Bank owned life insurance
   income                          463       471       465       478
  Gains on sales of
   investment securities           718     1,341       337         -
  Gains (losses) on sales of
   other assets                     42      (145)       35       (47)
  Other                            639       705     1,092       737
                              --------- --------- --------- ---------
  Total non-interest income   $  5,680  $  6,434  $  5,959  $  5,623

Non-interest Expense:
-----------------------------
  Salaries and employee
   benefits                   $  6,993  $  7,360  $  7,310  $  7,016
  Net occupancy expense          1,732     1,900     1,971     1,967
  Other operating expenses       2,917     3,182     2,792     2,827
  Amortization of intangibles       65        65        65        66
                              --------- --------- --------- ---------
  Total non-interest expense  $ 11,707  $ 12,507  $ 12,138  $ 11,876

Allowance for Loan and Lease
 Losses:
-----------------------------
  Balance at beginning of
   period                     $ 17,332  $ 17,340  $ 17,699  $ 18,128
  Net charge-offs                 (542)     (541)     (671)     (631)
  Provision for loan and
   lease losses                    550       900     1,100     1,250
                              --------- --------- --------- ---------
  Balance at end of period    $ 17,340  $ 17,699  $ 18,128  $ 18,747

Selected Ratios:
-----------------------------
  Net interest margin -
   FTE(a)                         3.34%     3.22%     3.35%     3.46%
  Overhead ratio(a)               1.88      1.99      1.94      1.86
  Efficiency ratio               47.49     50.29     48.44     46.12
  Net charge-offs to average
   loans and leases(a)            0.14      0.13      0.16      0.14
  Nonperforming loans and
   leases/total loans and
   leases                         0.21      0.34      0.25      0.23
  Nonperforming assets/total
   assets                         0.15      0.24      0.27      0.26
  Loans and leases past due
   30 days or more, including
   past due non-accrual loans
   and leases, to total loans
   and leases                     0.60      0.60      0.84      0.53


(a) Annualized based on actual days


                       Bank of the Ozarks, Inc.
     Average Consolidated Balance Sheet and Net Interest Analysis
                        (Dollars in Thousands)
                              Unaudited


                                               Quarter Ended
                                               June 30, 2007
                                       ------------------------------
                                        Average    Income/    Yield/
                                        Balance    Expense     Rate
                                       ---------- ---------- --------
  ASSETS
Earnings assets:
  Interest earning deposits and
   federal funds sold                  $      316 $        4    5.11%
  Investment securities:
    Taxable                               453,876      6,245    5.52
    Tax-exempt - FTE                      132,221      2,358    7.15
  Loans and leases - FTE                1,746,889     36,359    8.35
                                       ---------- ----------
      Total earnings assets - FTE       2,333,302     44,966    7.73
Non-earning assets                        228,929
                                       ----------
      Total assets                     $2,562,231
                                       ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
  Deposits:
    Savings and interest bearing
     transaction                       $  538,518 $    3,739    2.78%
    Time deposits of $100,000 or more     964,287     12,424    5.17
    Other time deposits                   497,076      6,061    4.89
                                       ---------- ----------
      Total interest bearing deposits   1,999,881     22,224    4.46
  Repurchase agreements with customers     46,286        437    3.79
  Other borrowings                         83,859        917    4.39
  Subordinated debentures                  64,950      1,259    7.78
                                       ---------- ----------
      Total interest bearing
       liabilities                      2,194,976     24,837    4.54
Non-interest bearing liabilities:
  Non-interest bearing deposits           175,066
  Other non-interest bearing
   liabilities                             10,182
                                       ----------
      Total liabilities                 2,380,224
Stockholders' equity                      182,007
                                       ----------
      Total liabilities and
       stockholders' equity            $2,562,231
                                       ==========
Interest rate spread - FTE                                      3.19%

                                                  ----------
Net interest income - FTE                         $   20,129
                                                  ==========
Net interest margin - FTE                                       3.46%

                                              Six Months Ended
                                               June 30, 2007
                                       ------------------------------
                                        Average    Income/    Yield/
                                        Balance    Expense     Rate
                                       ---------- ---------- --------
  ASSETS
Earnings assets:
  Interest earning deposits and
   federal funds sold                  $      283 $       11    7.51%
  Investment securities:
    Taxable                               466,202     12,840    5.55
    Tax-exempt - FTE                      133,218      4,734    7.17
  Loans and leases - FTE                1,722,082     71,057    8.32
                                       ---------- ----------
      Total earnings assets - FTE       2,321,785     88,642    7.70
Non-earning assets                        228,923
                                       ----------
      Total assets                     $2,550,708
                                       ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
  Deposits:
    Savings and interest bearing
     transaction                       $  522,787 $    7,085    2.73%
    Time deposits of $100,000 or more     939,047     24,040    5.16
    Other time deposits                   491,667     11,924    4.89
                                       ---------- ----------
      Total interest bearing deposits   1,953,501     43,049    4.44
  Repurchase agreements with customers     46,966        898    3.86
  Other borrowings                        126,540      2,959    4.72
  Subordinated debentures                  64,950      2,510    7.79
                                       ---------- ----------
      Total interest bearing
       liabilities                      2,191,957     49,416    4.55
Non-interest bearing liabilities:
  Non-interest bearing deposits           168,286
  Other non-interest bearing
   liabilities                             10,300
                                       ----------
      Total liabilities                 2,370,543
Stockholders' equity                      180,165
                                       ----------
      Total liabilities and
       stockholders' equity            $2,550,708
                                       ==========
Interest rate spread - FTE                                      3.15%

                                                  ----------
Net interest income - FTE                         $   39,226
                                                  ==========
Net interest margin - FTE                                       3.41%


     CONTACT: Bank of the Ozarks, Inc.
              Susan Blair, 501-978-2217